Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S.Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
ICAP CORPORATES                             00-0000000      976,952,768
FEDERAL RESERVE BK NYC                      00-0000000      791,367,000
BANK OF AMERICA SECURITIES LLC              56-2058405      178,749,793
WELLS FARGO BANK                            41-0449260      151,718,525
BARCLAYS CAPITAL INC.                       05-0346412       87,221,434
NATIXIS                                     00-0000000      131,942,723
HSBC BANK                                   00-0000000      129,664,646
SOCIETE GENERALE                            13-3557071      123,842,416
CITIGROUP, INC.                             52-1568099       86,708,971
JPMORGAN CHASE & CO.                        13-3224016       68,959,152






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
ICAP CORPORATES                             00-0000000          225,736
FEDERAL RESERVE BK NYC                      00-0000000                0
BANK OF AMERICA SECURITIES LLC              56-2058405       20,500,163
WELLS FARGO BANK                            41-0449260          764,869
BARCLAYS CAPITAL INC.                       05-0346412       53,081,429
NATIXIS                                     00-0000000            5,379
HSBC BANK                                   00-0000000          183,647
SOCIETE GENERALE                            13-3557071          675,395
CITIGROUP, INC.                             52-1568099       25,159,284
JPMORGAN CHASE & CO.                        13-3224016       16,694,451




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total
Purchases:3,130,886,789 D. Total Sales: 199,000,427

                               SCREEN NUMBER : 12